UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Green Plains Renewable Energy, Inc. held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on May 8, 2013. Related to matters voted upon at the Annual Meeting, (1) all nominees for director were elected to serve three-year terms that expire at the Company’s 2016 annual meeting, and (2) the proposed amendment to the Company’s 2009 Equity Incentive Plan was approved.

The number of shares cast for, against or withheld are as follows:

1. Proposal to elect three directors to serve three-year terms that expire at the 2016 annual meeting.

Nominee	For	Withheld
James Crowley	17,218,018	3,057,411
Gordon Glade	18,094,454	2,180,975
Gary Parker	16,634,939	3,640,490

2.	Proposal to approve an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”) to (i) remove certain repricing rights, (ii) increase the aggregate number of shares that may be issued under the Plan as stock-based awards from 2,500,000 to 3,000,000, and (iii) limit the situations in which shares are added back to the Plan.

For	Against	Abstain
17,415,540	2,749,835	110,054

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: May 10, 2013	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

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